EXHIBIT 10.16


              ENVIROCON CORPORATION BERGANDI EXCLUSIVITY AGREEMENT

BMCI,  Inc.,  d.b.a.  BERGANDI  Machinery  Company  ("Bergandi")  and  Envirocon
Corporation, Inc. ("Envirocon Corporation") agree to mutually develop a formal exclusivity agreement (the "Agreement") based on, but not limited to, the terms below set forth.


                                    RECITALS

1. Both parties agree to negotiate in good faith, and complete and execute the Agreement on or before September 30, 1999.

2. Envirocon Corporation has acquired the exclusive rights to construct and market the EnviroPanel Machinery System from Paul Artzer.

3. Envirocon Corporation shall be responsible for all aspects of marketing the Enviropanel Machinery System subject to Paragraph 13.

4. Bergandi shall be the exclusive builder of the EnviroPanel Machinery System.

5. Bergandi shall provide limited technical services to be further defined in the Agreement to Envirocon Corporation and Envirocon Corporation's customers.


                                      TERM

6. The initial term of the Agreement shall be for five years with an option to renew the Agreement for two additional five-year periods.


                                 CONFIDENTIALITY

7. Bergandi agrees to keep confidential any and all information provided to or developed regarding the EnviroPanel Machinery System.

8. All drawings, bill of material, routers, diagrams or other schematics, and any technical data related to the EnviroPanel Machinery System shall be the sole and exclusive property of Envirocon Corporation.

9. Envirocon Corporation shall hold Bergandi harmless from any third party patent or trade secret infringement claims that relate to the use of the EnviroPanel Machinery System and shall, upon proper notice, fund Bergandi's defense of such claims. In the event of such claims Bergandi shall cooperate

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with Envirocon Corporation to the fullest extent to permit Envirocon CorPottiori to adequately assess such claims.

10. Bergandi agrees to provide all EnviroPanel Machinery System manufacturing or production related information including, but without limitation, material, cost, run, and efficiency.



                               GENERAL AGREEMENTS

11. Bergandi and Envirocon Corporation shall mutually agree upon the price and terms for manufacturing the EnviroPanel Machinery system. (See Attachment A).

12. Envirocon Corporation shall pay for and exclusively own all engineering documentation related to or required for the EnviroPanel Machinery System. Billing for such documentation shall be based upon prices and terms of service to be mutually agreed upon by the parties. (See Attachment A).

13. At the written request of Envirocon Corporation, Bergandi shall assist Envirocon Corporation in marketing efforts related to the EnviroPanel Machinery System. Bergandi shall submit an invoice for and Envirocon Corporation shall reimburse Bergandi for any marketing costs advanced pursuant to this Paragraph.

14. All future productivity or cost reductions obtained by Bergandi will be shared equally with Envirocon Corporation at 25% cost pass through. Any cost increases, related to the EnviroPanel, in compensation, materials or overhead incurred by Bergandi will be documented and passed through to Envirocon Corporation.

15. Envirocon Corporation and Bergandi shall mutually agree upon all machinery delivery schedules.

16. Bergandi shall have the exclusive right to provide any technical staffing, management staffing, machinery, tooling and facilities to manufacture the EnviroPanel Machinery System. In the event that demand for the EnviroPanel Machinery System exceeds supply and Bergandi is unable to meet the manufacturing demands within a reasonable period of time, then Envirocon Corporation shall have a right to engage additional manufacturers to meet such demand.

   17. Bergandi shall provide training and instruction in the use of the EnviroPanel Machinery System at a mutually agreed upon price.

   18. Bergandi shall have a first right of refusal to purchase exclusive rights to the EnviroPanel Machinery System, in the event Envirocon Corporation sells such rights.

   19. Envirocon Corporation agrees to pay Bergandi a commission of 10% of all revenues derived from customers referred to Envlrocon Corporation.


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                                   TERMINATION

20. In the event that sales of the EnviroPanel Machinery System are insufficient to permit the parties to maintain the EnviroPanel Machinery System business as a going concern, then either of the parties May, upon 45 days written notice, unilaterally terminate the Agreement.



   Date:  August 24, 1999           /s/ Frank Glinton
                           ------------------------------
                           Frank Glinton, President
                           Envirocon Corporation, Inc.





   Date:  August 24, 1999           /s/ Ernest J.  Turody
                           ----------------------------------
                           Ernest J. Turody, President
                           BERGANDI Machinery Company










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